Exhibit 1.1

ENERGY TRANSFER OPERATING, L.P.

28,000,000 7.600% Series E Fixed-to-Floating Rate Cumulative Redeemable Perpetual

Preferred Units

Representing Limited Partner Interests

UNDERWRITING AGREEMENT

April 17, 2019

MERRILL LYNCH, PIERCE, FENNER & SMITH

INCORPORATED

One Bryant Park

New York, New York 10036

MORGAN STANLEY & CO. LLC

1585 Broadway

New York, New York 10036

RBC CAPITAL MARKETS, LLC

Brookfield Place

200 Vesey Street, 8th Floor

New York, New York 10281

WELLS FARGO SECURITIES, LLC

Duke Energy Center

550 South Tryon Street, 5th Floor

Charlotte, North Carolina 28202

Ladies and Gentlemen:

Energy Transfer Operating, L.P., a Delaware limited partnership (the “Partnership”), proposes to issue and sell to Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC, RBC Capital Markets, LLC and Wells Fargo Securities, LLC (collectively, the “Underwriters”) an aggregate of 28,000,000 of the Partnership’s 7.600% Series E Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units (the “Firm Units”) representing limited partner interests in the Partnership (the “Series E Preferred Units”) pursuant to this Underwriting Agreement (this “Agreement”). In addition, the Partnership proposes to grant to the Underwriters an option to purchase up to an additional 4,200,000 Series E Preferred Units on the terms and for the purposes set forth in Section 2 (the “Option Units”). The Firm Units and the Option Units, if purchased, are hereinafter collectively called the “Offered Units.” Capitalized terms used but not defined herein shall have the same meanings given them in the Partnership Agreement (as defined herein).

Energy Transfer Partners GP, L.P., a Delaware limited partnership (the “General Partner”), is a controlled subsidiary of Energy Transfer LP, a Delaware limited partnership (“ET”), and the general partner of the Partnership. Energy Transfer Partners, L.L.C., a Delaware limited liability company (“ETP LLC”), is the general partner of the General Partner.

Each of ETP LLC, the General Partner and the Partnership is sometimes referred to herein individually as a “Partnership Entity” and collectively as the “Partnership Entities.”

On the First Delivery Date (as defined in Section 4), the General Partner will amend the Fifth Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of October 19, 2018, as amended by Amendment No. 1 thereto, dated as of December 31, 2018 (as amended by Amendment No. 1 thereto, the “Original Partnership Agreement”), to authorize and establish the terms of the Series E Preferred Units (as further amended, the “Amended Partnership Agreement”). References herein to the “Partnership Agreement” for periods prior to the First Delivery Date mean the Original Partnership Agreement and for periods on or after the First Delivery Date mean the Amended Partnership Agreement.

This Agreement is to confirm the agreement among the Partnership and the Underwriters concerning the purchase of the Offered Units from the Partnership by the Underwriters.

Section 1.    Representations, Warranties and Agreements of the Partnership.

The Partnership represents and warrants to, and agrees with, each Underwriter that:

(a)    Registration. An “automatic shelf registration statement” as defined in Rule 405 of the Rules and Regulations (defined below) on Form S-3 (File No. 333-221411), as amended by Post-Effective Amendment No. 1 to such registration statement, with respect to the Offered Units (i) has been prepared by the Partnership in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder; (ii) has been filed with the Commission under the Securities Act; and (iii) became effective upon filing thereof under the Securities Act on June 5, 2018. Copies of such registration statement and any amendment thereto have been delivered by the Partnership to the Underwriters. As used in this Agreement:

(i)    “Applicable Time” means 4:20 p.m. (New York City time) on the date of this Agreement, which the Underwriters have informed the Partnership is a time prior to the time of the first sale of the Offered Units;

(ii)    “Base Prospectus” means the base prospectus filed as part of the Registration Statement, in the form in which it has most recently been amended on or prior to the date hereof;

(iii)    “Effective Date” means any date as of which any part of the Registration Statement relating to the Offered Units became, or is deemed to have become, effective under the Securities Act in accordance with the Rules and Regulations;

(iv)    “Issuer Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations), including the final term sheet prepared and filed by the Partnership pursuant to Section 5(a)(vi) hereof and attached in Annex 3 hereto, prepared by or on behalf of the Partnership or used or referred to by the Partnership in connection with the offering of the Offered Units;

(v)    “Preliminary Prospectus” means the preliminary prospectus supplement relating to the Offered Units that is filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations and used prior to the filing of the Prospectus, together with the Base Prospectus;

(vi)    “Pricing Disclosure Package” means, as of the Applicable Time, the Preliminary Prospectus, together with (A) each Issuer Free Writing Prospectus filed or used by the Partnership on or before the Applicable Time, other than a road show that is an Issuer Free Writing Prospectus under Rule 433 of the Rules and Regulations, and (B) the final term sheet attached in Annex 3 hereto;

(vii)    “Prospectus” means the prospectus supplement relating to the Offered Units that is first filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations after the Applicable Time, together with the Base Prospectus; and

(viii)    “Registration Statement” means, collectively, the various parts of the automatic shelf registration statement on Form S-3 (File No. 333-221411), as amended by Post-Effective Amendment No. 1 to such registration statement, including exhibits and financial statements and any information in the prospectus supplement relating to the Offered Units that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B of the Rules and Regulations.

Any reference in this Agreement or the exhibits or annexes hereto to the Registration Statement, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Form S-3 under the Securities Act as of the date of the Registration Statement, the Preliminary Prospectus or the Prospectus, as the case may be. Any reference to any amendment or supplement to the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of such Preliminary Prospectus or the Prospectus, as the case may be, and incorporated by reference in such Preliminary Prospectus or the Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to include any periodic or current report of the Partnership filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Date that is incorporated by reference in the Registration Statement. The Commission has not issued any order preventing or suspending the use of the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding for such purpose or pursuant to Section 8A of the Securities Act has been instituted or, to the knowledge of the Partnership, threatened by the Commission. The Commission has not notified the Partnership of any objection to the use of the form of the Registration Statement.

(b)    Well-Known Seasoned Issuer. (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus), if any, (iii) at the time the Partnership or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Offered Units in reliance on the exemption in Rule 163 and (iv) as of the date hereof, the Partnership was or is (as the case may be) a “well-known seasoned issuer” as defined in Rule 405 of the Rules and Regulations. The Partnership was not at the earliest time after the initial filing of the Registration Statement that the Partnership or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Rules and Regulations) of the Offered Units, is not on the date hereof and will not be on the applicable Delivery Date (as defined in Section 4) an “ineligible issuer” (as defined in Rule 405 of the Rules and Regulations) relating to the issuance and sale of the Offered Units contemplated by this Agreement. The Partnership has been since the time of initial filing of the Registration Statement and continues to be eligible to use Form S-3 for the offering of the Offered Units.

(c)    Form of Documents. The Registration Statement conformed and will conform in all material respects on the Effective Date and on the applicable Delivery Date, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed with the Commission, to the requirements of the Securities Act and the Rules and Regulations. The Preliminary Prospectus conformed, and the Prospectus will conform, in all material respects when filed with the Commission pursuant to Rule 424(b) and on the applicable Delivery Date to the requirements of the Securities Act and the Rules and Regulations.

(d)    Registration Statement. The Registration Statement did not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and each of the statements made by the Partnership in the Registration Statement and any further amendments to the Registration Statement within the coverage of Rule 175(b) of the Rules and Regulations, including (but not limited to) any statements with respect to future cash distributions of the Partnership was made with a reasonable basis and in good faith; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Partnership by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).

(e)    Prospectus. The Prospectus will not, as of its date and on the applicable Delivery Date, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each of the statements made or to be made by the Partnership in the Preliminary Prospectus or the Prospectus, as applicable, and any further supplements to the Preliminary Prospectus or the Prospectus within the coverage of Rule 175(b) of the Rules and Regulations, including (but not limited to) any statements with respect to future cash distributions of the Partnership was made with a reasonable basis and in good faith; provided that no representation or warranty is made as to information contained in or omitted from the Preliminary Prospectus or the Prospectus in reliance upon and in conformity with written information furnished to the Partnership by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).

(f)    Documents Incorporated by Reference. The documents incorporated by reference in the Registration Statement, the Preliminary Prospectus or the Prospectus, when they were filed with the Commission and on the applicable Delivery Date, conformed and will conform in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder and any further documents filed with the Commission prior to the applicable Delivery Date and incorporated by reference in the Registration Statement, the Preliminary Prospectus or the Prospectus, when filed with the Commission and on the applicable Delivery Date, will conform in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder. The documents incorporated by reference in the Registration Statement, the Preliminary Prospectus or the Prospectus did not, and any further documents filed prior to the applicable Delivery Date and incorporated by reference therein will not, when filed with the Commission and on the applicable Delivery Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(g)    Pricing Disclosure Package. The Pricing Disclosure Package did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Partnership by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).

(h)    Issuer Free Writing Prospectus and Pricing Disclosure Package. Each Issuer Free Writing Prospectus (including, without limitation, any road show that is a free writing prospectus under Rule 433 of the Rules and Regulations), when considered together with the Pricing Disclosure Package as of the Applicable Time, did not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(i)    Each Issuer Free Writing Prospectus. Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations on the date of first use, and the Partnership has complied or will comply with any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Rules and Regulations. The Partnership has not made any offer relating to the Offered Units that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Underwriters, except as set forth on Annex 2 hereto. The Partnership has retained in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Rules and Regulations (it being understood that, as of the date hereof, the Partnership has not retained any Issuer Free Writing Prospectus for the three year period required thereby).

(j)    Formation and Qualification of the Partnership. The Partnership has been duly formed and is validly existing in good standing as a limited partnership under the Delaware Revised Uniform Limited Partnership Act, as amended (the “Delaware LP Act”), with full partnership power and authority necessary to own or hold its properties and assets and to conduct the businesses in which it is engaged as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus. The Partnership is duly registered or qualified as a foreign limited partnership for the transaction of business under the laws of each jurisdiction listed opposite its name on Annex 1, such jurisdictions being the only jurisdictions in which the ownership or lease of property or the character of business conducted by it makes such qualification or registration necessary, except where the failure to so register or qualify would not (i) have a material adverse effect on the general affairs, management, condition (financial or otherwise), business, prospects, properties, assets, securityholders’ equity, capitalization or results of operations of the Partnership and the Subsidiaries (as defined below), taken as a whole (a “Material Adverse Effect”), or (ii) subject the limited partners of the Partnership to any material liability or disability.

(k)    Formation and Qualification of ETP LLC and the General Partner. Each of ETP LLC and the General Partner has been duly formed and is validly existing in good standing as a limited liability company or limited partnership under the Delaware Limited Liability Company Act (the “Delaware LLC Act”) or the Delaware LP Act, as applicable, with full limited liability company power or partnership power, as applicable, and authority necessary to own or hold its properties and assets, to conduct the businesses in which it is engaged, in each case in all material respects, and to act as general partner of the General Partner and the Partnership, respectively. Each of ETP LLC and the General Partner is duly registered or qualified as a foreign limited liability company or foreign limited partnership, as applicable, for the transaction of business under the laws of each jurisdiction listed opposite its name on Annex 1, such jurisdictions being the only jurisdictions in which the ownership or lease of property or the character of business conducted by it makes such registration or qualification necessary, except where the failure to so register or qualify would not (i) have a Material Adverse Effect or (ii) subject the limited partners of the Partnership to any material liability or disability.

(l)    Ownership of ETP LLC. To the knowledge of the Partnership, ET owns 100% of the issued and outstanding membership interests in ETP LLC; such membership interests have been duly authorized and validly issued in accordance with the ETP LLC limited liability company agreement (the “ETP LLC Agreement”) and are fully paid (to the extent required under the ETP LLC limited liability company agreement) and non-assessable (except as such non-assessability may be affected by matters described in Section 18-607 and 18-804 of the Delaware LLC Act); and ET owns such membership interests free and clear of all liens, encumbrances, security interests, equities, charges or claims (collectively, “Liens”).

(m)    Ownership of General Partner. (i) ETP LLC is the sole general partner of the General Partner, with a non-economic general partner interest in the General Partner; (ii) such interest has been duly authorized and validly issued in accordance with the General Partner’s agreement of limited partnership; (iii) ETP LLC owns such general partner interest free and clear of all Liens; (iv) ET owns 100% of the Class A limited partner interests of the General Partner and 100% of the Class B limited partner interests of the General Partner; (v) such limited partner interests have been duly authorized and validly issued in accordance with the General Partner’s agreement of limited partnership (as the same may be amended or restated at or prior to the date hereof, the “GP LP Agreement”) and are fully paid (to the extent required under the GP LP Agreement) and non-assessable (except as such non-assessability may be affected by Sections 17-303(a), 17-607 and 17-804 of the Delaware LP Act and as otherwise described in the Registration Statement, the Pricing Disclosure Package and the Prospectus); and (vi) ET owns such limited partner interests free and clear of all Liens.

(n)    Ownership of the General Partner Interest. The General Partner is the sole general partner of the Partnership and owns a non-economic general partner interest in the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the Partnership Agreement and the General Partner owns such general partner interest free and clear of all Liens, except restrictions on transferability set forth in the Partnership Agreement.

(o)    Ownership of Outstanding Common Units and other Equity Securities. As of the date hereof, and excluding the issuance of Offered Units pursuant to this Agreement, (i) the limited partners of the Partnership own (A) 2,453,230,799 common units representing limited partner interests in the Partnership (“Common Units”), (B) 101,525,429 Class K Units, (C) 307,304,055 Class L Units, (D) 950,000 Series A Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units (“Series A Preferred Units”), (E) 550,000 Series B Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units (“Series B Preferred Units”), (F) 18,000,000 Series C Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units (“Series C Preferred Units”) and (G) 17,800,000 Series D Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units (“Series D Preferred Units”), collectively representing a 100% limited partner interest in the Partnership, (ii) 2,453,230,799 Common Units are owned by ET, free and clear of all Liens, (iii) 101,525,429 Class K Units are owned by Heritage Holdings, Inc. (“HHI”), free and clear of all Liens, and (iv) 307,304,055 Class L Units are owned by HHI, free and clear of all Liens. All of such units and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).

(p)    Valid Issuance of Offered Units. Upon execution of the Amended Partnership Agreement and at each Delivery Date, the Firm Units and the Option Units, if any, and the limited partner interests represented thereby, to be issued and sold by the Partnership to the Underwriters pursuant to this Agreement, will be duly authorized and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms of this Agreement, will be validly issued, fully paid (to the extent required under the Amended Partnership Agreement) and non-assessable (except as such non-assessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); the Firm Units and the Option Units, if any, when issued and delivered against payment therefor in accordance with the terms of this Agreement, will conform to the descriptions thereof contained in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(q)    Material Subsidiaries. Attached hereto as Annex 4 is a listing of each direct or in direct Subsidiary of the Partnership that is a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X as of the date of the Partnership’s latest historical financial statements (audited or unaudited) incorporated by reference in the Registration Statement, the Pricing Disclosure Package or the Prospectus (collectively, the “Material Subsidiaries”).

(r)    No Preemptive Rights, Options or Other Rights. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or for any such rights which have been effectively complied with or waived, (i) no person has the right, contractual or otherwise, to cause the Partnership to issue or register any equity interests in the Partnership or any other Partnership Entity, (ii) there are no statutory or contractual preemptive rights, resale rights, rights of first refusal or other rights to subscribe for or to purchase, nor any restriction upon voting or transfer of, any partnership or membership interests in the Partnership Entities, and (iii) other than the Underwriters, no person has the right to act as an underwriter, or as a financial advisor to the Partnership, in connection with the offer and sale of the Offered Units, in the case of each of the foregoing clauses (i), (ii) and (iii), whether as a result of the filing or the effectiveness of the Registration Statement or the offering or sale of the Offered Units as contemplated thereby or otherwise; and except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no outstanding options or warrants to purchase any Common Units, Series A Preferred Units, Series B Preferred Units, Series C Preferred Units, Series D Preferred Units or other interests in the Partnership or any other Partnership Entity.

(s)    Authority. The Partnership has all requisite power and authority to (i) issue, sell and deliver the Offered Units, in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement, the Registration Statement, the Pricing Disclosure Package and the Prospectus, and (ii) consummate the transactions contemplated by this Agreement; the Partnership has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and at each Delivery Date, all partnership and limited liability company action, as the case may be, required to be taken by any of the Partnership Entities or any of their securityholders, partners or members for (A) the authorization, issuance, sale and delivery of the Offered Units, (B) the authorization, execution and delivery of this Agreement and the Amended Partnership Agreement and (C) the consummation of the transactions contemplated by this Agreement, shall have been validly taken.

(t)    Authorization of the Agreement. This Agreement has been duly authorized and validly executed and delivered by the Partnership.

(u)    Authorization and Enforceability of Other Agreements.

(i)    The ETP LLC Agreement has been duly authorized, executed and delivered by ET, and is a valid and legally binding agreement of ET, enforceable against ET in accordance with its terms;

(ii)    The GP LP Agreement has been duly authorized, executed and delivered by ETP LLC and ET, and is a valid and legally binding agreement of ETP LLC and ET, enforceable against ETP LLC and ET in accordance with its terms;

(iii)    The Original Partnership Agreement has been duly authorized, executed and delivered by the General Partner and is a valid and legally binding agreement of the General Partner, enforceable against the General Partner in accordance with its terms; and

(iv)    At the First Delivery Date, the Amended Partnership Agreement will have been duly authorized, executed and delivered by the General Partner and will be a valid and legally binding agreement of the General Partner, enforceable against the General Partner in accordance with its terms;

provided that, with respect to each agreement described in Section 1(u)(i) through (iv) above, the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and provided, further, that the indemnity, contribution and exoneration provisions contained in any of such agreements may be limited by federal or state securities laws and public policy.

(v)    No Violations. None of the (i) offering, issuance and sale by the Partnership of the Offered Units, (ii) execution, delivery and performance of this Agreement by the Partnership, (iii) consummation of the transactions contemplated by this Agreement, including the execution and delivery of the Amended Partnership Agreement, or (iv) application of the proceeds from the sale of the Offered Units as described under “Use of Proceeds” in each of the Pricing Disclosure Package and the Prospectus (A) conflicts or will conflict with or constitutes or will constitute a breach or violation of any provision of the certificate of limited partnership or agreement of limited partnership, certificate of formation or limited liability company or operating agreement or any other organizational or governing documents of any of the Partnership Entities, (B) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default under (or an event which, with notice or lapse of time or both, would constitute such a default), any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Partnership or any of the Subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound, (C) violates or will violate any statute, law or regulation or any order, judgment, ruling, decree or injunction of any court or governmental agency or body having jurisdiction over the Partnership or any direct or indirect subsidiary of the Partnership (collectively, the “Subsidiaries”) or any of their assets or properties or (D) results or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any of the Partnership Entities or any of the Subsidiaries, except with respect to clauses (B), (C) or (D) as would not have a Material Adverse Effect or adversely affect the transactions contemplated by this Agreement.

(w)    No Consents. No permit, consent, approval, authorization, order, registration, filing or qualification of or with any court, governmental agency or body having jurisdiction over any of the Partnership Entities or any of the Subsidiaries or any of their respective properties or assets (each a “Consent”) is required in connection with the offering, issuance and sale by the Partnership of the Offered Units, the execution, delivery and performance of this Agreement, including the execution and delivery of the Amended Partnership Agreement, by the Partnership, the consummation of the transactions contemplated hereby, or the application of the proceeds from the sale of the Offered Units as described under “Use of Proceeds” in each of the Pricing Disclosure Package and the Prospectus, except for such Consents (i) required under the Securities Act, the Exchange Act, and state securities or Blue Sky laws in connection with the purchase and sale of the Offered Units by the Underwriters, (ii) that have been, or prior to each Delivery Date will be, obtained and (iii) that, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect.

(x)    No Registration Rights. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between any of the Partnership Entities and any person granting such person the right to require the Partnership to file a registration statement under the Securities Act with respect to any securities of any of the Partnership Entities owned or to be owned by such person or to require the Partnership to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by any of the Partnership Entities under the Securities Act.

(y)    Other Sales. The Partnership has not sold or issued any securities that would be integrated with the offering of the Offered Units contemplated by this Agreement pursuant to the Securities Act, the Rules and Regulations or the interpretations thereof by the Commission.

(z)    No Material Adverse Change. Neither the Partnership nor any Subsidiary has sustained, since the date of the latest audited financial statements included or incorporated by reference in the Pricing Disclosure Package, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, investigation, order or decree, otherwise than as set forth or contemplated in the Pricing Disclosure Package; and, since such date, there has not been any (i) material change in the capitalization or in the long-term debt of the General Partner or the capitalization or consolidated long-term debt of the Partnership and the Subsidiaries, taken as a whole, otherwise than as set forth in the Pricing Disclosure Package or (ii) material adverse change, or any development involving, or which may reasonably be expected to involve, a prospective material adverse change, in or affecting the general affairs, management, condition (financial or other), securityholders’ equity, assets, properties, capitalization, results of operations or business of the Partnership and the Subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Pricing Disclosure Package.

(aa)    Capitalization and Financial Statements. At December 31, 2018, the Partnership had, on the consolidated basis indicated in the Pricing Disclosure Package (and any amendment or supplement thereto), a capitalization as set forth therein. The historical financial statements (including the related notes and supporting schedules) included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus (and any amendment or supplement thereto) comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act and the Exchange Act and present fairly in all material respects the financial position, results of operations and cash flows of the entities purported to be shown thereby on the basis stated therein at the respective dates and for the respective periods to which they apply, and have been prepared in conformity with accounting principles generally accepted in the United States (“GAAP”) consistently applied throughout the periods involved, except to the extent disclosed therein. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus fairly presents the information called for in all material respects and was prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(bb)    Independent Registered Public Accounting Firm. Grant Thornton LLP, who has certified certain financial statements of the Partnership and its Subsidiaries, whose reports are included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus (and any amendment or supplement thereto) and who has delivered the initial letter referred to in Section 7(h) hereof, is and has been, during the periods covered by the financial statements on which it reported contained or incorporated by reference in the

Registration Statement, the Pricing Disclosure Package and the Prospectus (and any amendment or supplement thereto), an independent registered public accounting firm with respect to the Partnership and its Subsidiaries as required by the Securities Act and the Rules and Regulations and the Public Company Accounting Oversight Board (United States) (the “PCAOB”).

(cc)    Title to Properties. The Partnership and each of the Subsidiaries have good and indefeasible title to all real property and good title to all personal property described in the Pricing Disclosure Package and the Prospectus as being owned by each of them, in each case, free and clear of all Liens and other defects, except (i) as described and qualified in the Pricing Disclosure Package and the Prospectus or (ii) such as do not materially affect the use of such properties taken as a whole as they have been used in the past and are proposed to be used in the future as described in the Pricing Disclosure Package and the Prospectus; provided, that, with respect to title to pipeline rights-of-way, the Partnership represents only that (A) each applicable Subsidiary has sufficient title to enable it to use and occupy the pipeline rights-of-way as they have been used and occupied in the past and are to be used and occupied in the future as described in the Pricing Disclosure Package and the Prospectus and (B) any lack of title to the pipeline rights-of-way will not have a Material Adverse Effect. All of the real property and buildings held under lease by the Partnership and each Subsidiary are held under valid, subsisting and enforceable leases, with such exceptions as would not materially interfere with the use of such properties, taken as a whole, as described in the Pricing Disclosure Package and the Prospectus.

(dd)    Permits. The Partnership and each of the Subsidiaries have, and at each Delivery Date will have, such permits, consents, licenses, franchises, certificates and authorizations of governmental or regulatory authorities (collectively, “Permits”) as are necessary to own or lease its properties and to conduct its business in the manner described in the Pricing Disclosure Package and the Prospectus, subject to such qualifications as may be set forth in the Pricing Disclosure Package and the Prospectus and except for such Permits that, if not obtained, would not have, individually or in the aggregate, a Material Adverse Effect; the Partnership and each of the Subsidiaries have, and at each Delivery Date will have, fulfilled and performed all its material obligations with respect to such Permits in the manner described, and subject to the limitations contained in the Pricing Disclosure Package and the Prospectus and no event has occurred that would prevent the Permits from being renewed or reissued or that allows, or after notice or lapse of time would allow, revocation or termination thereof or results or would result in any impairment of the rights of the holder of any such Permit, except for such non-renewals, non-issues, revocations, terminations and impairments that would not, individually or in the aggregate, have a Material Adverse Effect.

(ee)    Insurance. The Partnership and each of the Subsidiaries carry, or are covered by, insurance from insurers of recognized financial responsibility in such amounts and covering such risks as is reasonably adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for businesses engaged in similar businesses in similar industries, and none of the Partnership Entities has received notice of cancellation or non-renewal of such insurance or notice that substantial capital improvements or other expenditures will have to be made in order to continue such insurance. All such policies of insurance are outstanding and in full force and effect on the date hereof and will be outstanding and in full force and effect on each Delivery Date; and the Partnership and each of the Subsidiaries are in compliance with the terms of such policies in all material respects.

(ff)    Intellectual Property. The Partnership and each of the Subsidiaries own or possess adequate rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses, and neither the Partnership nor, to the knowledge of the Partnership, any Subsidiary, has reason to believe that the conduct of their respective businesses will conflict with any such rights of others or are aware of any claim or any challenge by any other person to the rights of the Partnership or any of the Subsidiaries with respect to the foregoing.

(gg)    Adequate Disclosure and Descriptions. All legal or governmental proceedings, affiliate transactions, off-balance sheet transactions (including, without limitation, transactions related to, and the existence of, “variable interest entities” within the meaning of Financial Accounting Standards Board Interpretation No. 46), contracts, licenses, agreements, properties, leases or documents of a character required to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus or to be filed as an exhibit to the Registration Statement have been so described or filed as required; and the statements (i) set forth or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the captions “Description of Series E Preferred Units,” “Cash Distributions,” and “Material Federal Income Tax Considerations,” and (ii) in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2018, under the captions “Business—Regulation of Interstate Natural Gas Pipelines,” “Business—Regulation of Intrastate Natural Gas and NGL Pipelines,” “Business—Regulation of Sales of Natural Gas and NGLs,” “Business—Regulation of Gathering Pipelines,” “Business—Regulation of Interstate Crude Oil, NGL and Products Pipelines,” “Business—Regulation of Intrastate Crude Oil, NGL and Products Pipelines,” “Business—Regulation of Pipeline Safety” and “Business—Environmental Matters,” in each case, as such matters have been updated by any subsequent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, or Current Report on Form 8-K filed by the Partnership with the Commission, insofar as such statements summarize agreements, documents or proceedings discussed therein, are accurate in all material respects.

(hh)    Related Party Transactions. No relationship, direct or indirect, exists between or among (i) the Partnership and the Subsidiaries, on the one hand, and (ii) the securityholders, customers, suppliers, directors or officers of ETP LLC or any of its affiliates, including ET, on the other hand, which is required to be described in the Pricing Disclosure Package or the Prospectus and is not so described; there are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Partnership or the Subsidiaries to or for the benefit of any of the officers or directors of any Partnership Entity or their respective family members, except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and neither the Partnership nor any Subsidiary has, in violation of the Sarbanes-Oxley Act of 2002, directly or indirectly, extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer of any Partnership Entity.

(ii)    No Labor Dispute. No labor disturbance by the employees of the Partnership or any Subsidiary (and to the extent they perform services on behalf of the Partnership or any Subsidiary, employees of ETP LLC or any affiliate of ETP LLC), exists or, to the knowledge of the Partnership, is imminent or threatened, that is reasonably likely to have a Material Adverse Effect.

(jj)    Employee Benefit Matters. To the Partnership’s knowledge after due inquiry, there has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of the Employee Retirement Income Security Act of 1974 or the rules and regulations promulgated thereunder concerning the employees providing services to the Partnership or any Subsidiary.

(kk)    Tax Returns. The Partnership and each of the Subsidiaries have filed (or has obtained extensions with respect to) all material federal, state and local income and franchise tax returns required to be filed through the date of this Agreement, which such returns are complete and correct in all material respects, and has timely paid all taxes shown to be due pursuant to such returns, other than those (i) that, if not paid, would not have a Material Adverse Effect or (ii) that are being contested in good faith and for which adequate reserves have been established in accordance with GAAP. No tax deficiency has been determined adversely to the Partnership or any of the Subsidiaries which has had (nor does the Partnership have any knowledge of any tax deficiency which, if determined adversely to the Partnership or any of the Subsidiaries, might have) a Material Adverse Effect.

(ll)    No Changes. Since the date as of which information is given in the Preliminary Prospectus through the date of this Agreement, and except as may otherwise be disclosed in the Preliminary Prospectus, there has not been (i) any material adverse change, or any development involving, singly or in the aggregate, a prospective material adverse change, in the business, properties, management, financial condition, prospects, net worth or results of operations of the Partnership Entities in the aggregate, on the one hand, and/or the Partnership and the Subsidiaries (taken as a whole), on the other hand, (ii) any transaction that is material to the Partnership or any Subsidiary (taken as a whole), (iii) any obligation or liability, direct or contingent (including any off-balance sheet obligations), incurred by any of the Partnership Entities or any of the Subsidiaries that is material to the Partnership and the Subsidiaries (taken as a whole), (iv) any material change in the capitalization, ownership or outstanding indebtedness of any of the Partnership Entities or (v) any dividend or distribution of any kind declared, other than quarterly distributions of Available Cash (as defined in the Partnership Agreement), paid or made on the securities of the Partnership or any Subsidiary, in each case whether or not arising from transactions in the ordinary course of business.

(mm)    Books and Records. The Partnership (i) makes and keeps books, records and accounts, that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of assets of the Partnership and (ii) maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for the Partnership’s consolidated assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(nn)    No Default. None of the Partnership Entities nor any of the Material Subsidiaries is in violation of its certificate of limited partnership or agreement of limited partnership, certificate of formation or limited liability company agreement or any other organizational or governing documents. None of the Partnership Entities nor any of the Subsidiaries is: (i) in breach or default in any material respect, and no event has occurred that, with notice or lapse of time or both, would constitute such a breach or default, in the performance or observance of any term, covenant or condition contained in any bond, debenture, note or any other evidence of indebtedness or any agreement, indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject; or (ii) in violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or its property or assets or has failed to obtain any Permit necessary to the ownership of its property or to the conduct of its business, except in the case of clauses (i) and (ii) as would not, if continued, have a Material Adverse Effect, or would not materially impair the ability of the Partnership to perform its obligations under this Agreement. To the knowledge of the Partnership, no third party to any indenture, mortgage, deed of trust, loan agreement, guarantee, lease or other agreement or instrument to which any of the Partnership Entities or any of the Subsidiaries is a party or by which any of them are bound or to which any of their properties are subject, is in default under any such agreement, which breach, default or violation would, if continued, have a Material Adverse Effect.

(oo)    Environmental Compliance. Except as described in the Pricing Disclosure Package and the Prospectus, the Partnership and the Subsidiaries (i) are in compliance with any and all applicable federal, state and local laws, regulations, ordinances, rules, orders, judgments, decrees, permits or other legally enforceable requirements relating to the protection of human health and safety, the environment or natural resources or imposing liability or standards of conduct concerning any Hazardous Materials (as defined below) (“Environmental Laws”), (ii) have received or timely applied for and, as necessary and applicable, maintained all permits required of them under applicable Environmental Laws to conduct their respective businesses, (iii) are in compliance with all terms and conditions of any such permits, (iv) have not received written notice of any, and to the knowledge of the Partnership after due inquiry there are no, pending event or circumstances that could reasonably be expected to form the basis for any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants and (v) have not been named as a “potentially responsibly party” under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), or any other analogous state Superfund statute, except where such noncompliance with Environmental Laws, failure to receive and maintain required permits, failure to comply with the terms and conditions of such permits, liability in connection with such releases or naming as a potentially responsible party under CERCLA would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect. The term “Hazardous Material” means (A) any “hazardous substance” as defined in CERCLA, (B) any “hazardous waste” as defined in the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl and (E) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any other Environmental Law. Except as described in the Pricing Disclosure Package and the Prospectus, (1) neither the Partnership nor any of the Subsidiaries is a party to a proceeding under Environmental Laws in which a governmental authority is also a party, other than such proceedings regarding which it believes no monetary penalties of $100,000 or more ultimately will be imposed against it and (2) neither the Partnership nor any of the Subsidiaries anticipate material capital expenditures relating to Environmental Laws.

(pp)    Investment Company. Neither the Partnership nor any Subsidiary is, and as of the applicable Delivery Date and, after giving effect to the offer and sale of the Offered Units to be sold by the Partnership hereunder and application of the net proceeds from such sale as described in the Pricing Disclosure Package and the Prospectus under the caption “Use of Proceeds,” none of them will be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the rules and regulations of the Commission thereunder.

(qq)    No Legal Actions or Violations. Except as described in the Pricing Disclosure Package and the Prospectus, there is (i) no action, suit, claim, investigation or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the knowledge of the Partnership, threatened or contemplated, to which the Partnership Entities, any Subsidiary or any ETP LLC’s officers and directors is or would be a party or to which any of their respective properties is or would be subject at law or in equity and (ii) no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency or that, to the knowledge of the Partnership, has been proposed by any governmental agency, that, in the case of clauses (i) and (ii) above, is reasonably expected to (A) have a Material Adverse Effect, (B) prevent or result in the suspension of the offering and issuance of the Offered Units, or (C) in any manner draw into question the validity of this Agreement or the transactions contemplated hereby.

(rr)    Statistical Data. The statistical and market-related data included in the Registration Statement, the Pricing Disclosure Package and the Prospectus are based on or derived from sources which the Partnership believes to be reliable and accurate in all material respects.

(ss)    Disclosure Controls and Procedures. The Partnership has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act), which (i) are designed to ensure that material information relating to the Partnership, including its consolidated subsidiaries, is made known to the General Partner’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared, (ii) have been evaluated for effectiveness as of the date of the most recent audited financial statements and (iii) are effective in all material respects to perform the functions for which they were established.

(tt)    Internal Control Over Financial Reporting. Since the date of the most recent audited balance sheet of the Partnership and its consolidated subsidiaries reviewed or audited by Grant Thornton LLP and the audit committee of the board of directors of ETP LLC (“Audit Committee”), (i) the Partnership’s auditors and the Audit Committee have been advised of (A) all significant deficiencies in the design or operation of internal control over financial reporting that could adversely affect the ability of the Partnership and each of its subsidiaries to record, process, summarize and report financial data, or any material weaknesses in internal control over financial reporting and (B) all fraud, whether or not material, that involves management or other employees who have a significant role in the internal control over financial reporting of the Partnership and each of its subsidiaries, and (ii) there have been no changes in internal control over financial reporting, including any corrective actions with regard to significant deficiencies and material weaknesses, that has materially affected, or is reasonably likely to materially affect, the Partnership’s internal control over financial reporting. The Partnership and its consolidated subsidiaries maintain internal accounting controls sufficient to provide reasonable assurance that interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(uu)    No Distribution of Offering Materials. None of the Partnership Entities or, to the knowledge of the Partnership, any of their affiliates has distributed nor, prior to the later to occur of any Delivery Date and completion of the distribution of the Offered Units, will they distribute any offering material in connection with the offering and sale of the Offered Units other than the Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus to which the Underwriters have consented in accordance with Section 1(i) or 5(a)(vi) and any Issuer Free Writing Prospectus set forth in Annex 2 hereto.

(vv)    Compliance with Sarbanes-Oxley. The Partnership is in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

(ww)    Forward-Looking Statements. Each “forward-looking statement” (within the coverage of Rule 175(b) of the Securities Act) contained or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus has been made or reaffirmed with a reasonable basis and in good faith.

(xx)    No Unlawful Payments. None of the Partnership Entities or any of the Subsidiaries, nor to the knowledge of the Partnership, any director, officer, or employee of any of the Partnership Entities or any of the Subsidiaries or any agent, affiliate or other person associated with or acting on behalf of any of the Partnership Entities or any of the Subsidiaries has (i) used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption laws; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Partnership Entities and the Subsidiaries have instituted and maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(yy)    Compliance with Money Laundering Laws. The operations of the Partnership Entities and the Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where any of the Partnership Entities or any of the Subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental or regulatory agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving any of the Partnership Entities or any of the Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the General Partner and the Partnership, threatened.

(zz)    No Conflicts with Sanctions Laws. None of the Partnership Entities nor, to the knowledge of the Partnership, any director, officer or employee of any of the Partnership Entities nor, to the knowledge of the Partnership, any agent, affiliate or other person associated with or acting on behalf of any of the Partnership Entities is currently the subject or the target of any sanctions administered or enforced by the U.S. Government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor are any of the General Partner, the Partnership or the Subsidiaries located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, Cuba, Burma (Myanmar), Iran, North Korea, Sudan, Syria and Venezuela (each, a “Sanctioned Country”); and the Partnership will not directly or indirectly use the proceeds of the offering of the Offered Units hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or the target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. For the past 5 years, none of the General Partner, the Partnership or the Subsidiaries has knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(aaa)    Stabilization. None of the Partnership Entities nor any of their respective Affiliates (as such term is defined in Rule 405 promulgated under the Securities Act) has taken and none will take, directly or indirectly, any action designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Offered Units.

(bbb)    No Restrictions on Distributions. Except as described in the Pricing Disclosure Package and the Prospectus, no Subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Partnership, from making any other distribution on such Subsidiary’s equity, from repaying to the General Partner or the Partnership any loans or advances to such entity from the General Partner or the Partnership or from transferring any of such entity’s property or assets to the Partnership or any other Subsidiary.

(ccc)    No Restrictions on Distributions. Neither the Partnership nor any Subsidiary is currently prohibited, directly or indirectly, from making distributions in respect of its equity securities, except in each case as described in (i) the Registration Statement, the Pricing Disclosure Package or the Prospectus or (ii) the organizational documents of the Partnership and the Subsidiaries.

(ddd)    Cybersecurity. (A) To the knowledge of the Partnership Entities, there has been no security breach or incident, unauthorized access or disclosure, or other compromise of or relating to the Partnership or any of its Subsidiary’s information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Partnership or any of its Subsidiaries), equipment or technology (collectively, “IT Systems and Data”); (B) none of the Partnership or any of its Subsidiaries has been notified of, and to the knowledge of the Partnership Entities, there has been no event or condition that would be reasonably expected to result in, any security breach or incident, unauthorized access or disclosure or other compromise to any of the Partnership’s or any of its Subsidiary’s respective IT Systems and Data; (C) each of the Partnership and its Subsidiaries have implemented appropriate controls, policies, procedures, and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their respective IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards; and (D) the Partnership and its Subsidiaries are presently in compliance in all material respects with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification.

Each certificate signed by any officer of ETP LLC and delivered to the Underwriters or counsel for the Underwriters pursuant to this Agreement shall be deemed to be a representation and warranty by the Partnership to the Underwriters as to the matters covered thereby.

Section 2.    Purchase of the Offered Units by the Underwriters.

On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Partnership agrees to sell 28,000,000 Firm Units to the several Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase the number of Firm Units from the Partnership set forth opposite that Underwriter’s name in Schedule 1 hereto. The respective purchase obligations of the Underwriters with respect to the Firm Units shall be rounded among the Underwriters to avoid fractional units, as the Underwriters may determine.

In addition, the Partnership hereby grants to the Underwriters an option to purchase up to 4,200,000 Option Units. Such option (the “Option”) is exercisable by the Underwriters as provided in Section 4 hereof. Each Underwriter agrees, severally and not jointly, to purchase the number of Option Units (subject to such adjustments to eliminate fractional Series E Preferred Units as the Underwriters may determine) that bears the same proportion to the total number of Option Units to be sold on such Delivery Date as the number of Firm Units set forth on Schedule 1 hereto opposite the name of such Underwriter bears to the total number of Firm Units.

The price of both the Firm Units and any Option Units purchased by the Underwriters shall be $24.6875 per Series E Preferred Unit for sales to institutional investors and $24.2125 per Series E Preferred Unit for sales to retail investors.

The Partnership shall not be obligated to deliver any of the Firm Units or Option Units to be delivered on the applicable Delivery Date, except upon payment for all the Offered Units to be purchased on such Delivery Date as provided herein.

The Partnership agrees that any Option Units issued by the Partnership upon exercise of the Option will be entitled to receive any distributions declared by the Partnership and payable on the Firm Units during the period beginning on the First Delivery Date and ending on the Delivery Date with respect to such Option Units.

Section 3.    Offering of Offered Units by the Underwriters.

Upon authorization by the Underwriters of the release of the Offered Units, the several Underwriters propose to offer the Offered Units for sale upon the terms and conditions to be set forth in the Prospectus.

Section 4.    Delivery of and Payment for the Offered Units.

Delivery of and payment for the Offered Units shall be made at the offices of Hunton Andrews Kurth LLP, 600 Travis, Suite 4200, Houston, Texas 77002, beginning at 8:30 a.m., Houston, Texas time, on April 25, 2019 or at such other date or place as shall be determined by agreement between the Underwriters and the Partnership. This date and time are sometimes referred to as the “First Delivery Date.” Delivery of the Firm Units shall be made to the Underwriters against payment by the several Underwriters of the respective aggregate purchase price of the Firm Units being sold by the Partnership to or upon the order of the Partnership by wire transfer in immediately available funds to the accounts specified by the Partnership. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. The Partnership shall deliver the Firm Units through the facilities of The Depository Trust Company (“DTC”) unless the Underwriters shall otherwise instruct.

The Option granted in Section 2 will expire thirty (30) days after the date of this Agreement and may be exercised in whole or from time to time in part by written or telegraphic notice being given to the Partnership by the Underwriters; provided that if such date falls on a day that is not a business day, the Option will expire on the next succeeding business day. Such notice shall set forth the aggregate number of Option Units as to which the Option is being exercised, the names in which the Option Units are to be registered, the denominations in which the Option Units are to be issued and the date and time, as determined by the Underwriters, when the Option Units are to be delivered; provided, however, that this date and time shall not be earlier than the First Delivery Date nor earlier than the second business day after the date on which the Option shall have been exercised nor later than the fifth business day after the date on which the Option shall have been exercised. Each date and time the Option Units are delivered is sometimes referred to as an “Option Unit Delivery Date” and the First Delivery Date and any Option Unit Delivery Date are sometimes each referred to as a “Delivery Date.”

Delivery of the Option Units by the Partnership and payment for the Option Units by the several Underwriters shall be made at the place specified in the first sentence of the first paragraph of this Section 4 (or at such other place as shall be determined by agreement between the Underwriters and the Partnership) beginning at 8:30 a.m., Houston, Texas time, on such Option Unit Delivery Date. Delivery of the Option Units shall be made to the Underwriters against payment by the several Underwriters of the respective aggregate purchase price of the Option Units being sold by the Partnership to or upon the order of the Partnership by wire transfer in immediately available funds to the accounts specified by the Partnership. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. The Partnership shall deliver the Option Units through the facilities of DTC unless the Underwriters shall otherwise instruct.

Section 5.    Further Agreements of the Partnership and each Underwriter.

(a)    The Partnership covenants and agrees with each Underwriter:

(i)    Preparation of Prospectus and Registration Statement. (A) To prepare the Prospectus in a form approved by the Underwriters and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 430B of the Rules and Regulations; (B) to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Delivery Date except as permitted herein; (C) to advise the Underwriters, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Underwriters with copies thereof; (D) to file promptly all reports and other documents required to be filed by the Partnership with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Offered Units; (E) to advise the Underwriters, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of, the Registration Statement, the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus, of the suspension of the qualification of the Offered Units for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose or pursuant to Section 8A of the Securities Act, or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus or for additional information; (F) in the event of the issuance of any stop order or of any order preventing or suspending the use of the Registration Statement, the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus or suspending any such qualification, to use promptly its reasonable best efforts to obtain its withdrawal; and (G) to pay any fees required by the Commission relating to the Offered Units within the time required by Rule 456(b)(1) of the Rules and Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Rules and Regulations.

(ii)    Conformed Copies of Registration Statement. At the request of the Underwriters, to furnish promptly to each of the Underwriters and to counsel to the Underwriters a conformed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith.

(iii)    Copies of Documents to Underwriters. To deliver promptly to the Underwriters such number of the following documents as the Underwriters shall reasonably request: (A) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement), (B) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus, (C) each Issuer Free Writing Prospectus and (D) other than documents available via the Commission’s Electronic Data Gathering Analysis and Retrieval System (“EDGAR”), any document incorporated by reference in the Preliminary Prospectus or the Prospectus (excluding exhibits thereto); and, if the delivery of a prospectus is required at any time after the date hereof in connection with the offering or sale of the Offered Units or any other securities relating thereto (or in lieu thereof, the notice referred to in Rule 173(a)) and if at such time any events shall have occurred as a result of which the Pricing Disclosure Package or the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend the Registration Statement or amend or supplement the Pricing Disclosure Package or the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act or with a request from the Commission, to notify the Underwriters and, upon their request, to file such document required to be filed under the Securities Act or the Exchange Act and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Underwriters may from time to time reasonably request of an amended Registration Statement or amended or supplemented Pricing Disclosure Package or the Prospectus that will correct such statement or omission or effect such compliance.

(iv)    Filing of Amendment or Supplement. To file promptly with the Commission any amendment or supplement to the Registration Statement, the Pricing Disclosure Package or the Prospectus that may, in the reasonable judgment of the Partnership or the Underwriters, be required by the Securities Act or the Exchange Act or requested by the Commission.

(v)    Copies of Amendments or Supplements. Prior to filing with the Commission any amendment to the Registration Statement or amendment or supplement to the Pricing Disclosure Package or the Prospectus, any document incorporated by reference in the Pricing Disclosure Package or the Prospectus, any amendment to any document incorporated by reference in the Pricing Disclosure Package or the Prospectus or any prospectus pursuant to Rule 424(b) of the Rules and Regulations, to furnish a copy thereof to the Underwriters and to counsel to the Underwriters upon the Underwriters’ request and not to file any such document to which the Underwriters shall reasonably object promptly after having been given reasonable notice of the proposed filing thereof and a reasonable opportunity to comment thereon unless, in the judgment of counsel to the Partnership, such filing is required by law.

(vi)    Term Sheet. (A) To prepare a final term sheet (the “Final Term Sheet”) containing only a description of the final terms of the Offered Units and their offering, in a form approved by the Underwriters and attached in Annex 3 hereto, which Final Term Sheet shall be an Issuer Free Writing Prospectus and shall comply with the related obligations set forth in this Agreement, (B) to file such Term Sheet pursuant to Rule 433 of the Rules and Regulations within the time period required by such Rule and (C) to furnish to each Underwriter, without charge, copies of the Final Term Sheet promptly upon its completion.

(vii)    Issuer Free Writing Prospectus. Not to make any offer relating to the Offered Units that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Underwriters.

(viii)    Retention of Issuer Free Writing Prospectus. To retain in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses not required to be filed pursuant to the Rules and Regulations; and if at any time after the date hereof any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the Preliminary Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, to notify the Underwriters and, upon their request, to file such document and to prepare and furnish without charge to each Underwriter as many copies as the Underwriters may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance.

(ix)    Reports to Securityholders. As soon as practicable after the Effective Date, to make generally available via EDGAR, to the Partnership’s securityholders and the Underwriters an earnings statement of the Partnership and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Partnership, Rule 158).

(x)    Copies of Reports. For a period of two years following the Effective Date, to furnish, or to make available via EDGAR, to the Underwriters copies of all materials furnished by the Partnership to its securityholders and all reports and financial statements furnished by the Partnership to the principal national securities exchange or automated quotation system upon which the Offered Units may be listed pursuant to requirements of or agreements with such exchange or system or to the Commission pursuant to the Exchange Act or any rule or regulation of the Commission thereunder.

(xi)    Blue Sky Registration. Promptly from time to time to take such action as the Underwriters may reasonably request to qualify the Offered Units for offering and sale under the securities or Blue Sky laws of such jurisdictions as the Underwriters may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Offered Units; provided that in connection therewith no Partnership Entity shall be required to (A) qualify as a foreign limited partnership or limited liability company in any jurisdiction where it would not otherwise be required to qualify or (B) to file a general consent to service of process in any jurisdiction.

(xii)    NYSE Listing. To use its reasonable best efforts to cause the listing of the Series E Preferred Units on the New York Stock Exchange (the “NYSE”) within 30 days of the First Delivery Date and to maintain the listing of the Series E Preferred Units on the NYSE.

(xiii)    Lock-up Period. For a period commencing on the date hereof and ending on the 30th day after the date of the Prospectus (the “Lock-Up Period”), not to, directly or indirectly, (1) offer for sale, sell, pledge or otherwise transfer or dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Series E Preferred Units or securities convertible into or exchangeable for Series E Preferred Units, or in either case, any securities that are substantially similar to the Series E Preferred Units, or sell grant options, rights, or warrants with respect to any Series E Preferred Units or securities convertible or exchangeable for Series E Preferred Units, or in either case, any securities that are substantially similar to the Series E Preferred Units, (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Series E Preferred Units or securities convertible into or exchangeable for Series E Preferred Units, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Units, Series E Preferred Units or other securities, in cash or otherwise, (3) file or cause to be filed a registration statement, including any amendments, to register any Series E Preferred Units or securities convertible, exercisable or exchangeable into Series E Preferred Units or other substantially similar securities of the Partnership, or (4) publicly disclose the intention to do any of the foregoing, in each case, without the prior written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC, RBC Capital Markets, LLC and Wells Fargo Securities, LLC.

(xiv)    Application of Proceeds. To apply the net proceeds from the sale of the Offered Units being sold by the Partnership as set forth in the Prospectus.

(xv)    DTC. To use its commercially reasonable efforts to cause the Offered Units to be eligible for clearance, settlement and trading through the facilities of DTC.

(xvi)    Investment Company. To take such steps as shall be necessary to ensure that none of the Partnership Entities shall become an “investment company” as defined in the Investment Company Act.

(xvii)    No Stabilization or Manipulation. To not directly or indirectly take any action designed to or which constitutes or which might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Offered Units.

(b)    Each Underwriter severally and not jointly agrees that such Underwriter shall not include any “issuer information” (as defined in Rule 433 of the Rules and Regulations) in any “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations but excluding any Issuer Free Writing Prospectus, including any road show constituting a free writing prospectus under Rule 433 of the Rules and Regulations in connection with the offer and sale of the Offered Units) used or referred to by such Underwriter without the prior consent of the Partnership (any such issuer information with respect to whose use the Partnership has given its consent, “Permitted Issuer Information”); provided that (i) no such consent shall be required with respect to any such issuer information contained in any document filed by the Partnership with the Commission prior to the use of such free writing prospectus and (ii) “issuer information,” as used in this Section 5(b), shall not be deemed to include information prepared by or on behalf of such Underwriter on the basis of or derived from issuer information.

Section 6.    Expenses.

The Partnership covenants and agrees, whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, to pay all costs, expenses, fees and taxes incident to and in connection with (a) the authorization, issuance, sale and delivery of the Offered Units and any stamp duties or other taxes payable in that connection; (b) the preparation, printing and filing under the Securities Act of the Registration Statement and any amendments and exhibits thereto, the Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto; (c) the distribution of the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), the Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto or any document incorporated by reference therein, all as provided in this Agreement; (d) the production and distribution of this Agreement, any supplemental agreement among Underwriters and any other related documents in connection with the offering, purchase, sale and delivery of the Offered Units; (e) the filing fees incident to securing any required review by the Financial Industry Regulatory Authority, Inc. of the terms of sale of the Offered Units; (f) all costs and expenses incident to the listing of the Series E Preferred Units on the NYSE and/or any other exchange and the cost of registering the Series E Preferred Units under Section 12 of the Exchange Act, including the preparation of a registration statement on Form 8-A; (g) the qualification of the Offered Units under the securities laws of the several jurisdictions as provided in Section 5(a)(xi) and the preparation, printing and distribution of a Blue Sky Memorandum (including related fees and expenses of counsel to the Underwriters); (h) the printing of certificates representing the Offered Units and of any transfer agent or registrar; (i) the investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Offered Units, including, without limitation, expenses associated with any electronic roadshow, travel and lodging expenses of the representatives and officers of the Partnership Entities and any such consultants and the cost of any aircraft chartered in connection with the road show; and (j) all other costs and expenses incident to the performance of the obligations of the Partnership under this Agreement; provided that, except as provided in this Section 6 and in Sections 8 and 11 hereof, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Offered Units which they may sell and the expenses of advertising any offering of the Offered Units made by the Underwriters.

Section 7.    Conditions of Underwriter’s Obligations.

The respective obligations of the Underwriters hereunder are subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the Partnership contained herein, to the performance by the Partnership of its obligations hereunder, and to each of the following additional terms and conditions:

(a)    The Prospectus shall have been timely filed with the Commission in accordance with Section 5(a)(i); the Partnership shall have complied with all filing requirements applicable to any Issuer Free Writing Prospectus used or referred to after the date hereof; no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding for such purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been disclosed to the Underwriters and complied with to the Underwriters’ reasonable satisfaction; and the Commission shall not have notified the Partnership or the General Partner of any objection to the use of the form of the Registration Statement.

(b)    No Underwriter shall have discovered and disclosed to the Partnership on or prior to such Delivery Date that the Registration Statement, the Prospectus or the Pricing Disclosure Package, or any amendment or supplement thereto, contains an untrue statement of a fact which, in the reasonable opinion of counsel to the Underwriters, is material or omits to state a fact which, in the reasonable opinion of such counsel, is material and is required to be stated therein or in the documents incorporated by reference therein or is necessary to make the statements therein (with respect to the Prospectus and the Pricing Disclosure Package, in the light of the circumstances under which they were made) not misleading.

(c)    All corporate, partnership and limited liability company proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Offered Units, the Registration Statement, the Prospectus and any Issuer Free Writing Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel to the Underwriters, and the Partnership Entities shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(d)    Latham & Watkins LLP shall have furnished to the Underwriters their written opinion, negative assurance letter and tax opinion as counsel to the Partnership, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Underwriters and to counsel to the Underwriters, substantially in the form attached hereto as Exhibits A-1, A-2 and A-3.

(e)    The General Counsel or Associate General Counsel of ETP LLC shall have furnished to the Underwriters its written opinion, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Underwriters and to counsel to the Underwriters, substantially in the form attached hereto as Exhibit B.

(f)    The Underwriters shall have received from Hunton Andrews Kurth LLP, counsel to the Underwriters, such opinion or opinions, dated such Delivery Date, with respect to the issuance and sale of the Offered Units, the Registration Statement, the Prospectus and the Pricing Disclosure Package and other related matters as the Underwriters may reasonably require, and the Partnership shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(g)    The Underwriters shall have received from Richards, Layton & Finger, P.A., special Delaware counsel to the Partnership, such opinion or opinions, dated such Delivery Date, in form and substance reasonably satisfactory to the Underwriters and to counsel to the Underwriters, substantially in the form attached hereto as Exhibit C.

(h)    At the time of execution of this Agreement, the Underwriters shall have received from Grant Thornton LLP a letter, in form and substance satisfactory to the Underwriters, addressed to the Underwriters and dated the date hereof (i) confirming that Grant Thornton LLP is an independent registered public accounting firm within the meaning of the Securities Act and the applicable Rules and Regulations and the PCAOB and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Preliminary Prospectus, as of a date not more than five (5) days prior to the date hereof), the conclusions and findings of Grant Thornton LLP with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(i)    With respect to the letter of Grant Thornton LLP referred to in the preceding paragraph and delivered to the Underwriters concurrently with the execution of this Agreement (the “initial letter”), the Partnership shall have furnished to the Underwriters a letter (the “bring-down letter”) from Grant Thornton LLP addressed to the Underwriters and dated such Delivery Date (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act and the applicable Rules and Regulations and the PCAOB and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three (3) days prior to the date of the bring-down letter), the conclusions and findings of Grant Thornton LLP with respect to the financial information and other matters covered by the initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

(j)    On each Delivery Date, there shall have been furnished to the Underwriters a certificate, dated such Delivery Date and addressed to the Underwriters, signed on behalf of the General Partner by the chief executive officer and the chief financial officer of ETP LLC, stating, in each case with respect to the entities covered by the certificate, that:

(1)    the representations, warranties and agreements of the Partnership contained in this Agreement in Section 1 are true and correct on and as of such Delivery Date, and the Partnership has complied with all the agreements contained in this Agreement and satisfied all the conditions on their part to be performed or satisfied hereunder at or prior to such Delivery Date;

(2)    the Prospectus has been timely filed with the Commission in accordance with Section 5(a)(i) of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued; and no proceedings for that purpose have been instituted or, to the knowledge of such officers, threatened by the Commission; all requests of the Commission, if any, for inclusion of additional information in the Registration Statement or the Prospectus or otherwise has been complied with; and the Commission has not notified the Partnership of any objection to the use of the form of the Registration Statement or any post-effective amendment thereto; and

(3)    they have carefully examined the Registration Statement, the Prospectus and the Pricing Disclosure Package, and, in their opinion, (A) (i) the Registration Statement, including the documents incorporated by reference therein, as of the most recent Effective Date, (ii) the Prospectus, including the documents incorporated by reference therein, as of its date and on the applicable Delivery Date, and (iii) the Pricing Disclosure Package, as of the Applicable Time, did not and do not contain any untrue statement of a material fact and did not and do not omit to state a material fact required to be stated therein or necessary in order to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading, and (B) since the Effective Date, no event has occurred that should have been set forth in a supplement or amendment to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus that has not been so set forth.

(k)    None of the Partnership Entities shall have sustained, since the date of the latest audited financial statements included or incorporated by reference in the Pricing Disclosure Package and the Prospectus (i) any material loss or interference with its business from fire, explosion, flood, accident or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, investigation, order or decree, otherwise than as set forth or contemplated in the Pricing Disclosure Package, or shall have become a party to or the subject of any litigation, court or governmental action, investigation, order or decree that is materially adverse to the Partnership Entities, taken as whole, or (ii) any change or decrease specified in the letter referred to in paragraph (h) or (i) of this Section 7, or any change, or any development involving a prospective material adverse change, in or affecting the general affairs, operations, properties, business, prospects, capitalization, management, condition (financial or otherwise), securityholders’ equity or results of operations or net worth of the Partnership Entities, taken as a whole, other than as set forth or contemplated in the Pricing Disclosure Package, the effect of which, in any such case described in clause (i) or (ii) above, is, in the reasonable judgment of the Underwriters, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Offered Units being delivered on such Delivery Date on the terms and in the manner contemplated in the Pricing Disclosure Package.

(l)    Subsequent to the execution and delivery of this Agreement, no downgrading shall have occurred in the rating accorded the debt securities or any preferred equity securities of any of the Partnership Entities that are rated by any “nationally recognized statistical rating organization” (as that term is defined by the Commission for purposes of Section 3(a)(62) of the Exchange Act), and no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its ratings of any such debt securities or preferred equity securities.

(m)    Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the events described in Section 10(i)-(iv) hereof.

(n)    On the First Delivery Date, the General Partner, on its own behalf and on behalf of the limited partners of the Partnership, shall have executed and delivered the Amended Partnership Agreement in form and substance reasonably satisfactory to the Underwriters.

(o)    The Partnership shall have furnished the Underwriters such additional documents and certificates as the Underwriters or counsel to the Underwriters may reasonably request.

All opinions, letters, documents, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to the Underwriters and to counsel to the Underwriters.

Section 8.    Indemnification and Contribution.

(a)    The Partnership shall indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter, affiliates of any Underwriter who have participated in the distribution of the Securities as underwriters, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Offered Units), to which that Underwriter, director, officer, employee, agent, affiliate or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) the Preliminary Prospectus, the Registration Statement, the Prospectus or in any amendment or supplement thereto, (B) any Issuer Free Writing Prospectus or in any amendment or supplement thereto, (C) any Permitted Issuer Information used or referred to in any “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations) used or referred to by any Underwriter, or (D) any “road show” (as defined in Rule 433 of the Rules and Regulations) not constituting an Issuer Free Writing Prospectus (a “Non-Prospectus Road Show”) or (E) any Blue Sky application or other document prepared or executed by the Partnership (or based upon any written information furnished by the Partnership for use therein) specifically for the purpose of qualifying any or all of the Offered Units under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a “Blue Sky Application”), (ii) the omission or alleged omission to state in the Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information, any Non-Prospectus Road Show or any Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein (in the case of all of the foregoing, other than the Registration Statement, in the light of the circumstances under which they were made) not misleading, or (iii) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Offered Units or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (provided that the Partnership shall not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct), and shall reimburse each Underwriter and each such director, officer, employee, agent, affiliate or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, director, officer, employee, agent, affiliate or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Partnership shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus, or in any such amendment or supplement thereto or in any Permitted Issuer Information, any Non-Prospectus Road Show or any Blue Sky Application, in reliance upon and in conformity with written information concerning such Underwriter furnished to the Partnership by or on behalf of any Underwriter specifically for inclusion therein, which information consists solely of the information specified in Section 8(e) hereof. The foregoing indemnity agreement is in addition to any liability which the Partnership may otherwise have to any Underwriter or to any director, officer, employee, agent, affiliate or controlling person of that Underwriter.

(b)    Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Partnership, its respective employees, the officers and directors of ETP LLC, and each person, if any, who controls the Partnership within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Partnership or any such officer, director, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Non-Prospectus Road Show or Blue Sky Application, or (ii) the omission or alleged omission to state in the Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Non-Prospectus Road Show or Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein (in the case of all of the foregoing, other than the Registration Statement, in light of the circumstances under which they were made)

not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Partnership by or on behalf of that Underwriter specifically for inclusion therein, which information is limited to the information set forth in Section 8(e) hereof. The foregoing indemnity agreement is in addition to any liability that any Underwriter may otherwise have to the Partnership or any such officer, director, employee or controlling person.

(c)    Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced by such failure and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Underwriters shall have the right to employ counsel to represent jointly the Underwriters and their respective directors, officers, employees, agents, affiliates and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriters against the Partnership under this Section 8 if, (i) the Partnership and the Underwriters shall have so mutually agreed; (ii) the Partnership has failed within a reasonable time to retain counsel reasonably satisfactory to the Underwriters; (iii) the Underwriters and their respective directors, officers, employees, agents, affiliates and controlling persons shall have reasonably concluded that there may be legal defenses available to them that are different from or in addition to those available to the Partnership; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Underwriters or their respective directors, officers, employees, agents, affiliates or controlling persons, on the one hand, and the Partnership, on the other hand, and representation of both sets of parties by the same counsel would be inappropriate due to actual or potential differing interests between them, and in any such event the fees and expenses of such separate counsel shall be paid by the Partnership. No indemnifying party shall (A) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include any findings of fact or admissions of fault or culpability as to the indemnified party, or (B) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

(d)    If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Partnership, on the one hand, and the Underwriters on the other, from the offering of the Offered Units or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Partnership, on the one hand, and the Underwriters on the other, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Partnership, on the one hand, and the Underwriters on the other, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Offered Units purchased under this Agreement (before deducting expenses) received by the Partnership, as set forth in the table on the cover page of the Prospectus, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the Offered Units purchased under this Agreement, as set forth in the table on the cover page of the Prospectus, on the other hand. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Partnership or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Partnership and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8(d) shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the net proceeds from the sale of the Offered Units underwritten by it exceeds the amount of any damages that such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ respective obligations to contribute as provided in this Section 8(d) are several in proportion to their respective underwriting obligations and not joint.

(e)    The Underwriters severally confirm and the Partnership acknowledges and agrees that the statements regarding delivery of the Offered Units by the Underwriters set forth on the cover page of, and the concession and reallowance figures and the paragraphs relating to stabilization by the Underwriters appearing under the caption “Underwriting” in, the Preliminary Prospectus and the Prospectus are correct and constitute the only information concerning such Underwriters furnished in writing to the Partnership by or on behalf of the Underwriters specifically for inclusion in the Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Non-Prospectus Road Show.

Section 9.    Defaulting Underwriters.

(a)    If, on any Delivery Date, any Underwriter defaults in its obligations to purchase the Offered Units that it has agreed to purchase under this Agreement, the remaining non-defaulting Underwriters may in their discretion arrange for the purchase of such Units by the non-defaulting Underwriters or other persons satisfactory to the Partnership on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Units, then the Partnership shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Units on such terms. In the event that within the respective prescribed periods, the non-defaulting Underwriters notify the Partnership that they have so arranged for the purchase of such Units, or the Partnership notifies the non-defaulting Underwriters that it has so arranged for the purchase of such Units, either the non-defaulting Underwriters or the Partnership may postpone such Delivery Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Partnership or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement, and the Partnership agrees to promptly prepare any amendment or supplement to the Registration Statement, the Prospectus or in any such other document or arrangement that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule 1 hereto that, pursuant to this Section 9, purchases Units that a defaulting Underwriter agreed but failed to purchase.

(b)    If, after giving effect to any arrangements for the purchase of the Offered Units of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Partnership as provided in Section 9(a), the total number of Offered Units that remains unpurchased does not exceed one-eleventh of the total number of all the Offered Units, then the Partnership shall have the right to require each non-defaulting Underwriter to purchase the total number of Offered Units that such Underwriter agreed to purchase hereunder plus such Underwriter’s pro rata share (based on the total number of Offered Units that such Underwriter agreed to purchase hereunder) of the Offered Units of such defaulting Underwriter or Underwriters for which such arrangements have not been made; provided that the non-defaulting Underwriters shall not be obligated to purchase more than 110% of the total number of Offered Units that it agreed to purchase on such Delivery Date pursuant to the terms of Section 2.

(c)    If, after giving effect to any arrangements for the purchase of the Offered Units of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Partnership as provided in Section 9(a), the total number of Offered Units that remains unpurchased exceeds one-eleventh of the total number of all the Offered Units, or if the Partnership shall not exercise the right described in Section 9(b), then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 9 shall be without liability on the part of the General Partner and the Partnership, except that the General Partner and the Partnership will continue to be liable for the payment of expenses as set forth in Sections 6 and 11 and except that the provisions of Section 8 shall not terminate and shall remain in effect.

(d)    Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Partnership or any non-defaulting Underwriter for damages caused by its default.

Section 10.    Termination.

The obligations of the Underwriters hereunder may be terminated by the Underwriters by notice given to and received by the Partnership prior to delivery of and payment for the Offered Units if, at any time prior to such delivery and payment, (i) trading in any securities of the Partnership shall have been suspended on any exchange or in the over-the-counter market by the Commission or the NYSE, (ii) trading in securities generally on the NYSE, NYSE Alternext US, the NASDAQ Stock Market or in the over-the-counter market shall have been suspended or limited or minimum prices shall have been established on any such exchange or market by the Commission, by such exchange, or by any other regulatory body or governmental authority, (iii) a banking moratorium shall have been declared either by Federal or New York State authorities, or (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis, the effect of which on financial markets in the United States is such as to make it, in the sole judgment of the Underwriters, impractical or inadvisable to proceed with the offering or delivery of the Offered Units as contemplated in the Preliminary Prospectus or the Final Prospectus (exclusive of any amendment or supplement thereto).

Section 11.    Reimbursement of Underwriters’ Expenses.

If the Partnership shall fail to tender the Offered Units for delivery to the Underwriters by reason of any failure, refusal or inability on the part of the Partnership to perform any agreement on its part to be performed, or because any other condition to the Underwriters’ obligations hereunder required to be fulfilled by the Partnership is not fulfilled for any reason, the Partnership will reimburse the Underwriters for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Offered Units, and upon demand the Partnership shall pay the full amount thereof to the Underwriters. If this Agreement is terminated (i) pursuant to Section 10(ii), (iii) or (iv), or (ii) pursuant to Section 9 by reason of the default of one or more Underwriters, the Partnership shall not be obligated to reimburse any Underwriter, in the case of clause (i) of this sentence, or any defaulting Underwriter, in the case of clause (ii) of this sentence, on account of the expenses described in the first sentence of this section.

Section 12.    Research Independence.

The Partnership acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Partnership and/or the offering that differ from the views of their respective investment banking divisions. The Partnership hereby waives and releases, to the fullest extent permitted by law, any claims that the Partnership may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Partnership by such Underwriters’ investment banking divisions. The Partnership acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

Section 13.    No Fiduciary Duty.

The Partnership acknowledges and agrees that in connection with this offering, sale of the Offered Units or any other services the Underwriters may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters: (i) no fiduciary or agency relationship between the Partnership Entities and any other person, on the one hand, and the Underwriters, on the other, exists; (ii) none of the Underwriters are acting as advisors, expert or otherwise, to any of the Partnership Entities, including, without limitation, with respect to the determination of the public offering price of the Offered Units, and such relationship between the Partnership Entities, on the one hand, and the Underwriters, on the other, is entirely and solely commercial, based on arms-length negotiations; (iii) any duties and obligations that the Underwriters may have to the Partnership Entities shall be limited to those duties and obligations specifically stated herein; and (iv) the Underwriters and their respective affiliates may have interests that differ from those of the Partnership Entities. The Partnership hereby waives any claims that it may have against the Underwriters with respect to any breach of fiduciary duty in connection with this offering of the Offered Units.

Section 14.    Notices, Etc.

All statements, requests, notices and agreements hereunder shall be in writing, and:

(a)    if to the Underwriters, shall be delivered or sent by mail or facsimile transmission to:

Merrill Lynch, Pierce, Fenner & Smith

                Incorporated

50 Rockefeller Plaza, NY1-050-12-02

New York, New York 10020

Attention: High Grade Transaction Management/Legal

Facsimile: (646) 855-5958

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Attention: Investment Banking Division

Facsimile: (212) 507-5089

RBC Capital Markets, LLC

Brookfield Place

200 Vesey Street, 8th Floor

New York, New York 10281

Attention: Transaction Management Group

Facsimile: (212) 428-6308

and;

Wells Fargo Securities, LLC

Duke Energy Center

550 South Tryon Street, 5th Floor

Charlotte, North Carolina 28202

Attention: Transaction Management

Facsimile: (704) 410-0326

(b)    if to the Partnership, it shall be sufficient in all respects if delivered or sent to the Partnership at the offices of the Partnership at Energy Transfer Operating, L.P., 8111 Westchester Drive, Suite 600, Dallas, Texas 75225, Attention: Thomas E. Long;

provided, however, that any notice to an Underwriter pursuant to Section 8(c) shall be delivered or sent by mail or facsimile transmission to such Underwriter at its address set forth in its acceptance telex to the Underwriters, which address will be supplied to any other party hereto by the Underwriters upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Partnership shall be entitled to act and rely upon any request, consent, notice or agreement given or made by the Underwriters.

Section 15.    Persons Entitled to Benefit of Agreement.

This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Partnership and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the Partnership contained in this Agreement shall also be deemed to be for the benefit of the directors, officers, employees and agents of each of the Underwriters, affiliates of any Underwriter who have, or are alleged to have, participated in the distribution of the Offered Units as underwriters, and each person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act and (B) the indemnity agreement of the Underwriters contained in Section 8(b) of this Agreement shall be deemed to be for the benefit of the directors of the General Partner, the officers of the General Partner who have signed the Registration Statement and any person controlling the Partnership within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 15, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

Section 16.    Survival.

The respective indemnities, representations, warranties and agreements of the Partnership and the Underwriters contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Offered Units and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

Section 17.    Definition of the Terms “Business Day,” “Subsidiary” and “Affiliate”.

For purposes of this Agreement, (a) “business day” means each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close and (b) “subsidiary” and “affiliate” have their respective meanings set forth in Rule 405 of the Rules and Regulations.

Section 18.    Governing Law.

This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement, directly or indirectly, shall be governed by, and construed in accordance with, the internal laws of the State of New York.

Section 19.    Counterparts.

This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

Section 20.    Headings.

The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

Section 21.    Recognition of the U.S. Special Resolution Regimes.

(a)    In the event that any Underwriter that is a Covered Entity (as defined in this Section 21) becomes subject to a proceeding under a U.S. Special Resolution Regime (as defined in this Section 21), the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)    In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate (as defined in this Section 21) of such Underwriter becomes subject to a proceeding under a U.S.

Special Resolution Regime, Default Rights (as defined in this Section 21) under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c)    For purposes of this Section 21: (i) a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); (ii) a “Covered Entity” means any of the following: (A) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (B) “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (C) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); (iii) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and (iv) “U.S. Special Resolution Regime” means each of (A) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (B) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

If the foregoing correctly sets forth the agreement between the Partnership and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

Very truly yours, “Partnership” ENERGY TRANSFER OPERATING, L.P.

By: Energy Transfer Partners GP, L.P., its general partner

By: Energy Transfer Partners, L.L.C., its general partner

By:	/s/ Thomas Long
Thomas Long
Chief Financial Officer

Signature Page to Underwriting Agreement (April 2019)

Accepted:

MERRILL LYNCH, PIERCE, FENNER & SMITH

                 INCORPORATED

By:	/s/ Keith Harman
Name: Keith Harman
Title: Managing Director

MORGAN STANLEY & CO. LLC

By:	/s/ Ian Drewe
Name: Ian Drewe
Title: Executive Director

RBC CAPITAL MARKETS, LLC

By:	/s/ Scott G. Primrose
Name: Scott G. Primrose
Title: Authorized Signatory

WELLS FARGO SECURITIES, LLC

By:	/s/ Matthew Pearman
Name: Matthew Pearman
Title: Vice President

Signature Page to Underwriting Agreement (April 2019)

SCHEDULE 1

Underwriters	Number of Series E Preferred Units
Merrill Lynch, Pierce, Fenner & Smith Incorporated	7,000,000
Morgan Stanley & Co. LLC	7,000,000
RBC Capital Markets, LLC	7,000,000
Wells Fargo Securities, LLC	7,000,000

Total	28,000,000

ANNEX 1

JURISDICTIONS OF FORMATION AND QUALIFICATION

Name of Entity	Jurisdiction of Formation	Other Jurisdictions of Registration or Qualification
Energy Transfer Operating, L.P.	Delaware	Pennsylvania (registered as ETP, L.P.)

Energy Transfer Partners GP, L.P.	Delaware	Alabama, Arizona, Colorado, Florida, Georgia, Illinois, Indiana, Kansas, Kentucky, Maryland, Massachusetts, Michigan, Minnesota, Mississippi, Montana, Nevada, New Hampshire, New Jersey, New Mexico, New York, North Carolina, North Dakota, Oklahoma, Oregon, Pennsylvania, South Carolina, South Dakota, Texas, Utah, Vermont, Virginia, Washington, Wyoming (doing business as Energy Transfer Company GP, Limited Partnership)

Energy Transfer Partners, L.L.C.	Delaware	Alabama, Arizona, California, Colorado, District of Columbia, Florida, Georgia, Idaho, Illinois, Indiana, Kansas, Kentucky, Louisiana, Maryland, Massachusetts, Michigan, Minnesota, Mississippi, Missouri, Montana, Nevada, New Hampshire, New Jersey, New Mexico, New York, North Carolina, North Dakota, Oklahoma (doing business as ETP, L.L.C.), Oregon, Pennsylvania, South Carolina, South Dakota, Tennessee, Texas, Utah, Vermont, Virginia, Washington, Wyoming (doing business as U.S. Propane Gas, L.L.C.)

ANNEX 2

Issuer Free Writing Prospectus Included in

Pricing Disclosure Package

Final Term Sheet substantially in the form set forth in Annex 3.

ANNEX 3

Filed Pursuant to Rule 433 of the Securities Act

Registration No. 333-221411

April 17, 2019

PRICING TERM SHEET

ENERGY TRANSFER OPERATING, L.P.

28,000,000 7.600% Series E Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units

(Liquidation Preference $25.00 per unit) (“Series E Preferred Units”)

Issuer:	Energy Transfer Operating, L.P.

Trade Date:	April 17, 2019.

Settlement Date (T+5):	April 25, 2019. We expect that delivery of the Series E Preferred Units will be made to investors on or about April 25, 2019, which will be the fifth business day following the date hereof (such settlement being referred to as “T+5”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), trades in the secondary market are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Series E Preferred Units on any date prior to two business days before delivery will be required, by virtue of the fact that the Series E Preferred Units initially settle in T+5, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the Series E Preferred Units who wish to trade the Series E Preferred Units on any date prior to two business days before delivery should consult their advisors.

Ranking:

The Series E Preferred Units will rank:

•   senior to our common units, Class L Units and Class K Units and to each other class or series of limited partner interests or other equity securities established after the original issue date of the Series E Preferred Units that is not expressly made senior to or on parity with the Series E Preferred Units as to the payment of distributions and amounts payable on a liquidation event (the “Junior Securities”);

•   on parity with our 6.250% Series A Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units, 6.625% Series B Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units, 7.375% Series C Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units, 7.625% Series D Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units and each other and any class or series of limited partner interests or other equity securities established after the original issue date of the Series E Preferred Units with terms expressly providing that such class or series ranks on parity with each of the Series E Preferred Units as to the payment of distributions and amounts payable upon a liquidation event (collectively, the “Parity Securities”);

•   junior to any class or series of limited partner interests or equity securities established after the original issue date of the Series E Preferred Units with terms expressly made senior to the Series E Preferred Units as to the payment of distributions and amounts payable upon a liquidation event (“Senior Securities”); and

•   junior to all of our existing and future indebtedness and other liabilities with respect to assets available to satisfy claims against us.

Title of Securities:	7.600% Series E Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units.

Number of Series E Preferred Units:	28,000,000 Series E Preferred Units (or 32,200,000 Series E Preferred Units if the underwriters exercise their 30-day option to purchase up to an additional 4,200,000 Series E Preferred Units in full).

Public Offering Price:	$25.00 per Series E Preferred Unit; $700,000,000 total (assuming no exercise of the underwriters’ option to purchase additional Series E Preferred Units).

Maturity Date:	Perpetual (unless redeemed by the Issuer on or after May 15, 2024 or in connection with a Rating Event (as defined under “Optional Redemption” below)).

Liquidation Preference:	$25.00 plus accumulated and unpaid distributions (subject to adjustment for any splits, combinations or similar adjustments to the Series E Preferred Units).

Distribution Payment Dates and Record Dates:	Quarterly in arrears on the 15th day of February, May, August and November of each year, commencing on August 15, 2019 (each a “Distribution Payment Date”) to holders of record as of the close of business on the first Business Day of the month of the applicable Distribution Payment Date. A pro-rated initial distribution on the Series E Preferred Units will be payable on August 15, 2019 in an amount equal to approximately $0.58056 per Series E Preferred Unit. If any Distribution Payment Date otherwise would fall on a day that is not a Business Day, declared distributions will be paid on the immediately succeeding Business Day without the accumulation of additional distributions. “Business Day” means Monday through Friday of each week, except that a legal holiday recognized as such by the government of the United States of America or the States of Texas or New York shall not be regarded as a Business Day.

Distribution Rate:	The initial distribution rate for the Series E Preferred Units from and including the date of original issue to, but excluding May 15, 2024, will be 7.600% per annum of the $25.00 liquidation preference per Series E Preferred Unit (equal to $1.900 per Series E Preferred Unit per annum). On and after May 15, 2024, distributions on the Series E Preferred Units will accumulate at a percentage of the $25.00 liquidation preference equal to an annual floating rate of the three-month LIBOR plus a spread of 5.161% per annum.

Optional Redemption:

At any time within 120 days after the conclusion of any review or appeal process instituted by the Issuer following the occurrence of a Ratings Event, the Issuer may, at its option, redeem the Series E Preferred Units in whole, but not in part, at a redemption price in cash per Series E Preferred Unit equal to $25.50 (102% of the liquidation preference of $25.00) plus an amount equal to all accumulated and unpaid distributions thereon to, but excluding, the date fixed for redemption, whether or not declared. Any such redemption would be effected only out of funds legally available for such purposes and will be subject to compliance with the provisions of the instruments governing the Issuer’s outstanding indebtedness.

“Rating Event” means a change by any nationally recognized statistical rating organization (within the meaning of Section 3(a)(62) of the Exchange Act, that publishes a rating for us (a “rating agency”) to its equity credit criteria for securities such as the Series E Preferred Units, as such criteria are in effect as of the original issue date of the Series E Preferred Units (the “current criteria”), which change results in (i) any shortening of the length of time for which the current criteria are scheduled to be in effect with respect to the Series E Preferred Units, or (ii) a lower Equity Credit being given to the Series E Preferred Units than the Equity Credit that would have been assigned to the Series E Preferred Units by such rating agency pursuant to its current criteria.

“Equity Credit” means the dollar amount or percentage in relation to the stated liquidation preference amount of $25.00 per Series E Preferred Unit assigned to the Series E Preferred Units as equity, rather than debt, by a rating agency in evaluating the capital structure of an entity.

At any time on or after May 15, 2024, the Issuer may redeem, in whole or in part, the Series E Preferred Units at a redemption price in cash of $25.00 per Series E Preferred Unit plus an amount equal to all accumulated and unpaid distributions thereon to, but excluding, the date of redemption, whether or not declared. Any such redemption would be effected only out of funds legally available for such purpose and would be subject to compliance with the provisions of the instruments governing the Issuer’s outstanding indebtedness. The Issuer must provide not less than 30 days’ and not more than 60 days’ written notice of any such redemption. The Issuer may undertake multiple partial redemptions.

CUSIP / ISIN:	29278N 509 / US29278N5095

Joint Book-Running Managers:	Merrill Lynch, Pierce, Fenner & Smith Incorporated Morgan Stanley & Co. LLC RBC Capital Markets, LLC Wells Fargo Securities, LLC

Listing:	The Issuer intends to file an application to list the Series E Preferred Units on the New York Stock Exchange under the symbol “ETPprE.” If the application is approved, trading of the Series E Preferred Units on the New York Stock Exchange is expected to commence within 30 days after their original issue date.

General

All information (including financial information) presented in the preliminary prospectus supplement filed by the Issuer on April 17, 2019 (the “Preliminary Prospectus Supplement”) is deemed to have changed to the extent affected by the changes described herein.

This communication is intended for the sole use of the person to whom it is provided by us. This communication does not constitute an offer to sell the Series E Preferred Units and is not soliciting an offer to buy the Series E Preferred Units in any jurisdiction where the offer or sale is not permitted.

The Issuer has filed a registration statement (including a prospectus) and the Preliminary Prospectus Supplement with the U.S. Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and the Preliminary Prospectus Supplement and any other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and prospectus supplement if you request it by contacting: Merrill Lynch, Pierce, Fenner & Smith Incorporated at 1-800-294-1322, Morgan Stanley & Co. LLC at 1-866-718-1649, RBC Capital Markets, LLC at 1-866-375-6829 and Wells Fargo Securities, LLC at 1-800-645-3751.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

ANNEX 4

MATERIAL SUBSIDIARIES

Entity	Jurisdiction in which registered
Bakken Holdings, LLC	Delaware
Energy Transfer, LP	Delaware
Energy Transfer Interstate Holdings, LLC	Delaware
ETC Texas Pipeline, Ltd.	Texas
ETP Holdco Corporation	Delaware
Dakota Access Holdings, LLC	Delaware
Dakota Access Pipeline, LLC	Delaware
Heritage ETC, L.P.	Delaware
Heritage Holdings, Inc.	Delaware
Houston Pipe Line Company LP	Delaware
HPL Consolidation LP	Delaware
HP Houston Holdings, L.P.	Delaware
La Grange Acquisition, L.P.	Texas
Lone Star NGL Asset Holdings II LLC	Delaware
Lone Star NGL Asset Holdings LLC	Delaware
Lone Star NGL Fractionators LLC	Delaware
Lone Star NGL LLC	Delaware
Lone Star NGL Mont Belvieu	Delaware
Lone Star NGL Pipeline LP	Delaware
Panhandle Eastern Pipe Line Company, LP	Delaware
Regency Gas Services LP	Delaware
SUG Holding Company	Delaware
Sunoco Logistics Partners Operations, L.P.	Delaware
Sunoco Partners Marketing & Terminals L.P.	Texas
Sunoco Pipeline L.P.	Texas
Sunoco (R&M), LLC	Pennsylvania

EXHIBIT A-1

FORM OF OPINION OF

LATHAM & WATKINS LLP

1.

The Partnership is a limited partnership under the DRULPA, with limited partnership power and authority to own its properties and to conduct its business as described in the Registration Statement, the Preliminary Prospectus and the Prospectus. With your consent, based solely on certificates from public officials, we confirm that the Partnership is validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in the states set forth on Annex A hereto.

2.

The General Partner is a limited partnership under the DRULPA, with limited partnership power and authority to own its properties, conduct its business and act as the general partner of the Partnership as described in the Registration Statement, the Preliminary Prospectus and the Prospectus. With your consent, based solely on certificates from public officials, we confirm that the General Partner is validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in the states set forth on Annex A hereto.

3.

ETP LLC is a limited liability company under the DLLCA, with limited liability company power and authority to own its properties, conduct its business and act as the general partner of the General Partner as described in the Registration Statement, the Preliminary Prospectus and the Prospectus. With your consent, based solely on certificates from public officials, we confirm that ETP LLC is validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in the states set forth on Annex A hereto.

4.

With your consent, based solely upon a review on the date hereof of the Partnership Governing Documents[1] and certain resolutions of the board of directors of ETP LLC, the General Partner is the sole general partner of the Partnership with a non-economic general partner interest in the Partnership (the “GP Ownership Interest”) owned of record by the General Partner. The GP Ownership Interest has been validly issued in accordance with the Partnership Agreement. With your consent, based solely upon a review of the lien searches dated April [●], 2019 attached hereto as Annex B (the “Lien Search”), we confirm that the GP Ownership Interest is free and clear of liens, claims, charges and encumbrances (“Liens”) other than those (i) created by or arising under the DRULPA or the Partnership Agreement, (ii) set forth or described on Annex B or (iii) restrictions on transferability or other Liens described in the Registration Statement, the Preliminary Prospectus and the Prospectus.

[1]

NTD: “Partnership Governing Documents” will be defined to mean the certificate of limited partnership of the Partnership and the Partnership Agreement. For the avoidance of doubt, the Partnership Agreement used herein shall be the Fifth Amended and Restated Partnership Agreement, as amended by Amendments No. 1 and No.2 thereto.

Exhibit A-1-1

5.

The execution, delivery and performance of the Underwriting Agreement by the Partnership has been duly authorized by all necessary limited partnership action of the Partnership, and the Underwriting Agreement has been duly executed and delivered by the Partnership.

6.

The Offered Units to be issued and sold by the Partnership pursuant to the Underwriting Agreement and the limited partner interests represented thereby have been duly authorized by all necessary limited partnership action of the Partnership and, when issued to and paid for by you in accordance with the terms of the Underwriting Agreement, will be validly issued and free of preemptive rights arising from the Governing Documents,[2] except as have been waived. Under the DRULPA and the Partnership Agreement, purchasers of the Offered Units will have no obligation to make further payments for their purchase of the Offered Units or contributions to the Partnership, solely by reason of their ownership of the Offered Units or their status as limited partners of the Partnership, and no personal liability for the debts, obligations and liabilities of the Partnership, whether arising in contract, tort or otherwise, solely by reason of being limited partners of the Partnership.

7.

The execution and delivery of the Underwriting Agreement by the Partnership and the issuance and sale of the Offered Units by the Partnership to you pursuant to the Underwriting Agreement do not on the date hereof:

(i)	violate the provisions of the Governing Documents;

(ii)	result in the breach of or a default under any of the Specified Agreements;[3]

(iii)	violate any federal, New York or Texas statute, rule or regulation applicable to the Partnership or the Delaware Laws[4]; or

(iv)

require any consents, approvals, or authorizations to be obtained by the Partnership from, or any registrations, declarations or filings to be made by the Partnership with, any governmental authority under any federal, New York or Texas statute, rule or regulation applicable to the Partnership or the Delaware Laws on or prior to the date hereof that have not been obtained or made.

8.

The statements in the Pricing Disclosure Package and the Prospectus, under the caption “Description of Series E Preferred Units” insofar as they purport to constitute a summary of the terms of the Offered Units, are accurate descriptions or summaries in all material respects.

[2]

NTD: “Governing Documents” will be defined to mean the certificates of limited partnership of the Partnership and the General Partner, the Partnership Agreement, the partnership agreement of the General Partner, the certificate of formation of ETP LLC and the LLC Agreement of ETP LLC.

[3]

NTD: “Specified Agreements” will cover (i) all of the credit agreements, indentures and debt related instruments to which the Partnership is a party that are listed as exhibits to, or incorporated by reference into, the Registration Statement pursuant to Item 601(b) of Regulation S-K, and (ii) any contribution agreement, merger agreement or purchase agreement to which the Partnership is a party that relates to a pending transaction and that is listed as an exhibit to, or is incorporated by reference into, the Registration Statement pursuant to Item 601(b)(2) or Item 601(b)(10) of Regulation S-K.

[4]	NTD: “Delaware Laws” will mean the DRULPA and the Delaware LLC Act.

Exhibit A-1-2

9.

The statements in the Pricing Disclosure Package and Prospectus under the caption “Description of Series E Preferred Units” insofar as they purport to describe or summarize certain provisions of the documents or U.S. federal laws or the Delaware Laws referred to therein are accurate descriptions or summaries in all material respects.

10.

The Registration Statement has become effective under the Act. With your consent, based solely on a review of a list of stop orders on the Commission’s website at https://www.sec.gov/litigation/stoporders.shtml at 8:00 a.m. Eastern Time on April 25, 2019, we confirm that no stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceedings therefor have been initiated by the Commission. The Preliminary Prospectus has been filed in accordance with Rule 424(b) and 430B under the Act, and the Prospectus has been filed in accordance with Rule 424(b) and Rule 430B under the Act.

11.

The Registration Statement at April 17, 2019, including the information deemed to be a part thereof pursuant to Rule 430B under the Act, and the Prospectus, as of its date, each appeared on their face to be appropriately responsive in all material respects to the applicable form requirements for registration statements on Form S-3 under the Act and the rules and regulations of the Commission thereunder; it being understood, however, that we express no view with respect to Regulation S-T or the financial statements, schedules, or other financial data, included in, incorporated by reference in, or omitted from, the Registration Statement or the Prospectus. For purposes of this paragraph, we have assumed that the statements made in the Registration Statement and the Prospectus are correct and complete.

12.

The Partnership is not, and immediately after giving effect to the sale of the Offered Units in accordance with the Underwriting Agreement and the application of the proceeds as described in the Prospectus under the caption “Use of Proceeds,” will not be required to be, registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Exhibit A-1-3

EXHIBIT A-2

FORM OF NEGATIVE ASSURANCE LETTER OF

LATHAM & WATKINS LLP

The primary purpose of our professional engagement was not to establish or confirm factual matters or financial or quantitative information. Therefore, we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in, or incorporated by reference in, the Registration Statement, the Preliminary Prospectus, the Prospectus or the Incorporated Documents (except to the extent expressly set forth in the numbered paragraphs 8 and 9 of our letter to you of even date and in our letter to you of even date with respect to certain tax matters), and have not made an independent check or verification thereof. However, in the course of acting as special counsel to the Partnership in connection with the preparation by the Partnership of the Prospectus, we reviewed the Registration Statement, the Preliminary Prospectus, the Prospectus and the Incorporated Documents, and participated in conferences and telephone conversations with officers and other representatives of the Partnership, Energy Transfer Partners GP, L.P., a Delaware limited partnership (the “General Partner”), and Energy Transfer Partners, L.L.C., a Delaware limited liability company (“ETP LLC” and, together with the Partnership and the General Partner, the “Partnership Parties”), the independent public accountants for the Partnership, your representatives, and your counsel, during which conferences and conversations the contents of the Registration Statement, Preliminary Prospectus, the Prospectus and portions of certain of the Incorporated Documents and related matters were discussed. We also reviewed and relied upon certain limited partnership and limited liability company records and documents, letters from counsel and accountants, and oral and written statements of officers and other representatives of the Partnership Parties and others as to the existence and consequence of certain factual and other matters.

Based on our participation, review and reliance as described above, we advise you that no facts came to our attention that caused us to believe that:

•

the Registration Statement, at the time it became effective on April 17, 2019, including the information deemed to be a part of the Registration Statement pursuant to Rule 430B under the Act (together with the Incorporated Documents as of such date), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

•

the Preliminary Prospectus, as of 4:20 p.m. on April 17, 2019 (together with the Incorporated Documents at that time), when taken together with the information included in Annex 3 to the Underwriting Agreement, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or

Exhibit A-2-1

•

the Prospectus, as of its date or as of the date hereof (together with the Incorporated Documents at those dates), contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

it being understood that we express no belief with respect to the financial statements, schedules, or other financial data included or incorporated by reference in, or omitted from, the Registration Statement, the Preliminary Prospectus, the Prospectus or the Incorporated Documents.

Exhibit A-2-2

EXHIBIT A-3

FORM OF TAX OPINION OF

LATHAM & WATKINS LLP

Based on such facts and subject to the qualifications, assumptions and limitations set forth herein and in the Registration Statement and the Prospectus, our opinion that is filed as Exhibit 8.1 to the current report on Form 8-K of the Partnership dated April 25, 2019, is confirmed, and you may rely upon such opinion as if it were addressed to you and dated the date hereof.

Exhibit A-3-1

EXHIBIT B

FORM OF OPINION OF GENERAL COUNSEL

OR ASSOCIATE GENERAL COUNSEL

1.    Each of the entities listed on Annex II hereto is validly existing as a limited partnership or limited liability company, as the case may be, in good standing under the laws of its jurisdiction of formation, with full power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

2.    Each of the Partnership Entities is duly registered or qualified to do business as a foreign limited liability company or limited partnership, as the case may be, for the transaction of business under the laws of the jurisdictions set forth opposite its name on Annex I hereto, and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its businesses requires such qualification, except where the failure to be so registered or qualified and in good standing would not, individually or in the aggregate, have a Material Adverse Effect.

3.    Except as described in the Registration Statement and for rights that have been waived, (i) no person has the right to require the registration under the Securities Act of any securities of the Partnership and (ii) there are no rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any partnership or member interests in the Partnership, the General Partner or ETP LLC, in each case, pursuant to any agreement or other instrument to which any such entity is a party or by which any of them may be bound listed as an exhibit to the Registration Statement, the Partnership’s most recent Annual Report on Form 10-K and any Quarterly Reports on Form 10-Q filed subsequent thereto or any Current Reports on Form 8-K filed by the Partnership since the beginning of the current calendar year.

4.    None of the filing of the Registration Statement or the offering, issuance and sale of the Offered Units as contemplated by the Agreement and the Partnership Agreement gives rise to any rights for or relating to the registration of any Common Units, Series A Preferred Units, Series B Preferred Units, Series C Preferred Units, Series D Preferred Units, Series E Preferred Units or other securities of the Partnership Entities contained in any document filed as exhibits to the Partnership’s periodic reports filed pursuant to the Exchange Act, other than as have been waived or complied with.

5.    To the undersigned’s knowledge, there are no contracts, licenses, agreements, leases or documents of a character which are required to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus or to be filed as an exhibit to the Registration Statement or any Incorporated Document which have not been so described or filed as required.

6.    To the undersigned’s knowledge, (i) none of the Partnership Entities nor any Subsidiary are a party to any legal or governmental action or proceeding that challenges the validity or enforceability, or seeks to enjoin the performance, of the Agreement; and (ii) there are

Exhibit B-1

no actions, suits, claims, investigations or proceedings pending, threatened or contemplated to which any of the Partnership Entities or any of the Subsidiaries or any of their respective directors or officers is or would be a party or to which any of their respective properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency which are required to be described in the Registration Statement or the Prospectus but are not so described as required.

The undersigned has participated in conferences with officers and other representatives of the Partnership Entities, representatives of the independent public accountants of the Partnership Entities and the representative of the Underwriters at which the contents of the Registration Statement, the Disclosure Package and the Prospectus were discussed and, although the undersigned need not pass upon and need not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Disclosure Package or the Prospectus, on the basis of the foregoing, nothing has come to the attention of the undersigned that causes the undersigned to believe that (i) the Registration Statement, on the Effective Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Disclosure Package (together with (a) the aggregate number of Offered Units offered for sale pursuant to the Prospectus and (b) the public offering price per unit, in the case of each of clause (a) and clause (b), as reflected on the cover page of the Prospectus), as of the Applicable Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) the Prospectus, as of its date and the date hereof, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that the undersigned need not express any opinion in this paragraph with respect to the financial statements and schedules, and other financial data derived therefrom, included in the Registration Statement, the Disclosure Package or the Prospectus).

In rendering such opinion, among other customary exceptions, qualifications and limitations, such counsel may (A) rely in respect of matters of fact upon the representations of the Partnership set forth in the Agreement and in certificates of officers and employees of the Partnership and upon information obtained from public officials, (B) assume that all documents submitted to such counsel as originals are authentic, that all copies submitted to such counsel conform to the originals thereof, and that the signatures on all documents examined by such counsel are genuine, (C) state that such opinions are limited to federal laws (exclusive of patent law) and the laws of the State of Texas and (D) state that such counsel expresses no opinion with respect to state or local taxes or tax statutes to which any of the limited partners of the Partnership may be subject.

Exhibit B-2

EXHIBIT C

FORM OF OPINION OF RICHARDS, LAYTON & FINGER, P.A.

1.    The Fifth Amended and Restated Agreement of Limited Partnership of Energy Transfer Operating, L.P., dated as of October 19, 2018 and effective as of the Effective Time (as defined therein), as amended by Amendment No. 1 thereto, dated as of December 31, 2018 and Amendment No. 2 thereto, dated as of April 25, 2019, constitutes a valid and binding agreement of Energy Transfer Partners GP, L.P., and is enforceable against Energy Transfer Partners GP, L.P., in its capacity as general partner of Energy Transfer Operating, L.P., in accordance with its terms.

2.    The Third Amended and Restated Agreement of Limited Partnership of Energy Transfer Partners GP, L.P., dated as of April 17, 2007, as amended by the First Amendment thereto, effective as of November 9, 2007, and as further amended by Amendment No. 2 thereto, dated March 26, 2012, constitutes a valid and binding agreement of Energy Transfer Partners, L.L.C., and is enforceable against Energy Transfer Partners, L.L.C., in its capacity as general partner of Energy Transfer Partners GP, L.P., in accordance with its terms.

3.    The Fourth Amended and Restated Limited Liability Company Agreement of Energy Transfer Partners, L.L.C., dated as of August 10, 2010, as amended by Amendment No. 1 thereto, dated as of March 26, 2012, constitutes a valid and binding agreement of Energy Transfer, L.P., and is enforceable against Energy Transfer, L.P., in its capacity as the sole member of Energy Transfer Partners, L.L.C., in accordance with its terms.

Exhibit C-1